FORM F-10
                              Exhibit Number 1.2

                                                                   EXHIBIT 1.2


CP SHIPS LIMITED




All amounts in million US dollars except ratios

September o, 2002 final prospectus - 10 3/8% Senior Notes due July 15, 2012

Earnings Coverage Ratio

                                                              12 Months ended
                                                      --------------------------------
                                                      Dec. 31, 2001    June 30, 2002
                                                      --------------------------------

Earnings before interest and income taxes                         88               41
                                                      --------------------------------

Interest paid on long-term debt                                    0                9

Adjustments to interest paid on long-term debt:
             Interest on $175 million revolving
             credit facility, due 2005 repaid
             with proceeds of Senior notes due
             2012 being issued                                    (3)              (3)

             Interest on $200 million Senior Notes
             due 2012 (securities being issued)                   21               21

             Pro Forma interest as if $175 million
             revolving credit facility, which was set
             up in September 2001, had been outstanding
             for all of 2001                                       6                2

             Amortization of discount on Senior
             Notes due 2012 (securities being
             issued)                                               1                1

             Interest on $175 million revolving
             credit facility borrowed subsequent
             to June 30, 2002                                      1                1

             Debt issuance cost (over term of debt)                1                1
                                                      --------------------------------

Adjusted interest                                                 27               32
                                                      --------------------------------

Earnings coverage ratio                                         3.26             1.28
                                                      --------------------------------

Earnings Coverage Ratio
(A Canadian form requirment)


                                           Start with:             Less:               Add:                Equals:
                                         ------------------------------------------------------------------------------
                                            Pro Forma            Pro Forma           Pro Forma            Pro Forma
                                         12 Months Ended      6 Months Ended      6 Months Ended       12 Months Ended
                                  Ref.      31-Dec-01            30-Jun-01           30-Jun-02            30-Jun-02
                                         ------------------------------------------------------------------------------

Numerator
Net income                                        76                  60                   5                    21
addback: taxes                                    12                   5                   4                    11
addback: interest                                  0                 (2)                   7                     9
                                         ------------------------------------------------------------------------------
EBIT                                            88.0                  63                  16                  41.0

Denominator
Interest on repaid revolver                     (3.0)A             (1.32)              (1.32)                (3.00)
Pro forma interest for entire year G             6.0                4.00 C               0.00                 2.00
Interest on new notes                           21.0               10.38               10.38                 21.00
Interest on new debt since june                  1.0 B              0.45                0.45                  1.00
Amortization of discount                         1.0                0.00                0.00                  1.00
Issuance costs amortized                         1.0                0.41                0.41                  1.00
Pref. Shr. Div. (all have been redeemed)         0.0                0.00                0.00                  0.00
                                         ------------------------------------------------------------------------------
                                                27.00                 14                  10                    23

Pro forma interest                                 27                                                            32

                                         ------------                                                 -----------------
Earning coverage ratio                          3.26                                                          1.28
                                         ------------                                                 -----------------










                                  All numbers are rounded to whole numbers to calculate on the face of the letter.

                              A   Pro forma adjustment as if the debt outstanding for the 4th quarter had been outstanding for the entire year.
                              B   30m x .03 int. = .9
                              C   3 quarters of adjustment modified for two quarters









Issuance of securities (does this include the stock issued on another prospectuss)
Issuance of L-T financial liabilities
Repayment of L-T financial liabilities
Servicing costs